Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-176225 on Form S-3 of our report dated March 30, 2011, relating to the financial statements of Roadrunner Transportation Systems, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Roadrunner Transportation Systems, Inc. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 25, 2011